Exhibit 99.1

For more information on Crossroads Systems, please contact:
Andrea C. Wenholz
Crossroads Systems, Inc.
512.928.6897 or 800.643.7148
info@crossroads.com

Crossroads Systems Reports First Quarter Results

AUSTIN, Texas – Feb. 24, 2004 – Crossroads Systems, Inc. (NASDAQ: CRDS), a leading provider of connectivity for storage networking solutions, today reported results for its fiscal first quarter ended January 31, 2004 (Q1’04).

Total revenue for Q1’04 was $7.1 million, compared with $9.7 million for the fiscal first quarter of 2003 (Q1’03). The year over year decrease in revenue reflects the transition to a royalty model with our largest customer. This transition had a positive effect on gross margin, as our gross margin percentage increased to 65 percent in Q1’04 from 34 percent in Q1’03. Net loss for Q1’04 was $1.0 million, or $0.04 per share, compared with $2.6 million, or $0.10 per share in Q1’03.

“During the quarter, our OEM partners for both the storage router and ServerAttach product lines outperformed our expectations. We continued to execute against our plan by controlling expenses, maintaining our gross margin and generating positive cash flow,” said Rob Sims, president and chief executive officer, Crossroads Systems. “The stabilization of our business over the last year and into the fiscal first quarter has allowed us to start engaging in critical strategic opportunities that we believe will pave the way for our expansion into new markets.”

Recent Highlights:

•	Q1’04 Operational Performance:

•	Gross margin percentage was 65 percent resulting primarily from the royalty model and product mix.

•	Operating expenses declined to $5.8 million from $6.0 million in Q1’03.

•	Positive cash flow for the second consecutive quarter.

•	Crossroads and NexQL Announce Technology Development Agreement: Crossroads has entered into a strategic relationship with NexQL Corporation, a development stage company, for the joint development of advanced data management solutions. During the term of this strategic relationship, Crossroads has agreed to provide NexQL with up to $2.5 million in debt and equity financing.

•	Crossroads Qualifies iSCSI Technology with Windows Platform: Crossroads completes Internet SCSI (iSCSI) interoperability testing under Microsoft’s Designed for Windows Logo Program. Under the program, Crossroads successfully completed testing to help ensure interoperability with the Microsoft iSCSI software initiator and the Window’s platform.

•	Crossroads Validates iSCSI Interoperability: Crossroads announced the successful demonstration of interoperability of its iSCSI storage networking technology in a neutral test environment staged by the University of New Hampshire InterOperability Laboratory (UNH-IOL). The UNH-IOL is the networking industry’s premiere independent proving ground for new technologies, providing leading-edge facilities and support in group tests and technology forums devoted to nearly every facet of networking. Crossroads’ participation enhances its reputation for both interoperability and compliance with iSCSI specifications.

CONFERENCE CALL: Crossroads will hold a conference call (773.756.4619; passcode: CROSSROADS) and simultaneous webcast (www.crossroads.com) at 3:30 (CDT) today. An audio replay of the call will be available from Feb. 25 – Mar.12 by calling 402.998.0542 or by visiting the Crossroads website.

– MORE –

About Crossroads Systems, Inc.
 With headquarters in Austin, Texas, Crossroads Systems (NASDAQ:CRDS) is a leading global provider of data routing solutions for Storage Area Networks (SANs). Crossroads’ solutions serve the growing storage connectivity and data storage markets, and are designed to help companies store, manage and ensure the integrity and availability of their data. Crossroads’ products are in solutions from companies such as EMC, HP and StorageTek, and are distributed through partners such as ARROW, Bell Micro, DLT Solutions, Info-X, Promark and TidalWire. Crossroads is a voting member of the Storage Networking Industry Association. For more information about Crossroads Systems, please visit www.crossroads.com or call 800.643.7148.

Forward-Looking Statements
 This release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar phrases as they relate to Crossroads are intended to identify such forward-looking statements. These statements reflect the current views and assumptions of Crossroads, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: the quarterly fluctuations of Crossroads’ operating results and Crossroads’ inability to accurately predict revenue and budget for expenses for future periods; the extent to which Crossroads will maintain positive cash flow; the company’s ability to maintain its operating margins; the deteriorating economic environment, including, in particular, related expense reductions by organizations; the dependence of Crossroads’ business on the storage area network market which is evolving and unpredictable; the possibility that the pending shareholder class action lawsuits could result in an adverse outcome to the company; Crossroads’ ability to develop new and enhanced products that achieve market acceptance, in particular with respect to the launch of the ServerAttach product; the effect of competition; the effect of undetected software or hardware errors, which may affect the company’s results or reduce demand for Crossroads’ products in the long term; Crossroads’ inability to protect its intellectual property rights, including any adverse outcome in the company’s pending patent litigation with certain of its competitors; the continuation of Crossroads’ successful relationships with its limited number of OEM customers; Crossroads’ ability to retain and recruit key personnel to manage its business successfully; any negative effect which may result from the reduction in staff and changes to executive management; Crossroads’ ability to successfully achieve the benefits of any subsequent acquisition or strategic relationship; and that Crossroads’ stock price could be volatile regardless of Crossroads’ actual financial performance and other factors detailed in Crossroads’ filings with the Securities and Exchange Commission. Crossroads expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

—TABLES ATTACHED—

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	October 31,	January 31,
	2003	2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$31,377	$31,450
Accounts receivable, net	2,994	3,084
Inventories, net	1,633	1,511
Prepaids and other current assets	1,274	1,041

Total current assets	37,278	37,086
Property and equipment, net	3,299	2,805
Other assets	288	287

Total assets	$40,865	$40,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,953	$2,317
Accrued expenses	2,470	2,119
Accrued warranty costs	802	779
Deferred revenue	382	324

Total current liabilities	5,607	5,539
Stockholders’ equity	35,258	34,639

Total liabilities and stockholders’ equity	$40,865	$40,178

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended
	January 31,
	2003	2004
Revenue:
Product	$9,561	$4,941
Royalty and other	111	2,184

Total revenue	9,672	7,125
Cost of revenue:
Product	6,331	2,479
Royalty and other	98	36

Total cost of revenue	6,429	2,515

Gross profit	3,243	4,610

Operating expenses:
Sales and marketing	1,025	1,140
Research and development	3,139	3,021
General and administrative	1,644	1,382
NexQL research and development	—	270
Business restructuring expense	—	(52)
Amortization of intangibles	173	—

Total operating expenses	5,981	5,761

Loss from operations	(2,738)	(1,151)
Interest income	161	121

Net loss	$(2,577)	$(1,030)

Basic and diluted net loss per share	$(0.10)	$(0.04)

Shares used in computing basic and diluted net loss per share	25,087,407	24,699,222